As filed with the Securities and Exchange Commission on April 10, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________

FORM S-1
REGISTRATION STATEMENT

Under
the Securities Act of 1933

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Chimerix, Inc.
(Exact name of registrant as specified in its charter)

__________________________________

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number) 2505 Meridian Parkway, Suite 340 Durham, NC 27713 (919) 806-1074	33-0903395 (I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) ________________________________________________

Kenneth I. Moch
President and Chief Executive Officer
Chimerix, Inc.
2505 Meridian Parkway, Suite 340
Durham, NC 27713

(919) 806-1074

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________________________________

Copies to:
Jason L. Kent Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Timothy W. Trost
Senior Vice President, Chief Financial

Officer and Corporate Secretary
Chimerix, Inc.
2505 Meridian Parkway, Suite 340
Durham, NC 27713

(919) 806-1074
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Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-187145)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,403,000	$14.00	$19,642,000	$2,680
(1)	Includes 183,000 additional shares that may be purchased pursuant to an over-allotment option granted to the underwriters.
(2)	The Registrant is registering 1,403,000 shares pursuant to this Registration Statement, which shares are in addition to the 7,015,000 shares registered pursuant to the Form S-1 Registration Statement (Registration No. 333-187145).
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 relates to the public offering of common stock of Chimerix, Inc. contemplated by the Registration Statement on Form S-1 (File No. 333-187145), as amended (the "Prior Registration Statement"), declared effective on April 10, 2013 by the Securities and Exchange Commission, and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 1,403,000 shares, including 183,000 shares that may be sold pursuant to an over-allotment option granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 10th day of April, 2013.

Chimerix, Inc.

By:	/s/ Kenneth I. Moch
Kenneth I. Moch
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth I. Moch	President, Chief Executive Officer and Member of the Board of Directors	April 10, 2013
Kenneth I. Moch	(Principal Executive Officer)

/s/ Timothy W. Trost	Senior Vice President, Chief Financial Officer and Corporate Secretary	April 10, 2013
Timothy W. Trost	(Principal Financial and Accounting Officer)

/s/ Ernest Mario, Ph.D.*	Chairman of the Board of Directors	April 10, 2013
Ernest Mario, Ph.D.

/s/ Farah Champsi*	Member of the Board of Directors	April 10, 2013
Farah Champsi

/s/ Martha J. Demski*	Member of the Board of Directors	April 10, 2013
Martha J. Demski

/s/ Wende Hutton*	Member of the Board of Directors	April 10, 2013
Wende Hutton

/s/ James Niedel, M.D., Ph.D.*	Member of the Board of Directors	April 10, 2013
James Niedel, M.D., Ph.D.

/s/ Arthur M. Pappas*	Member of the Board of Directors	April 10, 2013
Arthur M. Pappas

/s/ Timothy J. Wollaeger*	Member of the Board of Directors	April 10, 2013
Timothy J. Wollaeger

*Pursuant to Power of Attorney

By:	/s/ Kenneth I. Moch
Kenneth I. Moch

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1(a)	Power of Attorney.

(a)	Included on the signature page of Registration Statement on Form S-1 (File No. 333-187145), filed with the Securities and Exchange Commission on March 8, 2013, and incorporated herein by reference.